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                                                                  EXHIBIT 10.46

                    Agreement of Purchase and Sale of Assets

                          By and among The 3DO Company,
                            NTN Communications, Inc.,
                          and New World Computing, Inc.

                            Dated as of June 28, 1996

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                    Agreement of Purchase and Sale of Assets

                                TABLE OF CONTENTS

                                                                        Page
ARTICLE I  PURCHASE AND SALE OF ASSETS .................................   1

         1.1    Sale and Transfer of Assets.............................   1
         1.2    Consideration From 3DO at Closing.......................   1
         1.3    Share Adjustment........................................   2
         1.4    Assumption of Liabilities...............................   2
         1.5    Excise and Property Taxes...............................   2

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF SELLING
      PARTIES ..........................................................   3

         2.1    Organization, Standing, and Qualification of NWC........   3
         2.2    Capital Structure of NWC................................   3
         2.3    Title to NWC Shares.....................................   3
         2.4    Subsidiaries............................................   3
         2.5    Financial Statements....................................   3
         2.6    Absence of Specified Changes............................   3
         2.7    Claims and Liabilities..................................   5
         2.8    Tax Returns and Audits..................................   5
         2.9    Assets..................................................   5
         2.10   Validity of Agreement ..................................  10

ARTICLE III  3DO's REPRESENTATIONS AND WARRANTIES ......................  11

         3.1    Organization, Standing and Due Authorization............  11
         3.2    No Required Consents....................................  11
         3.3    Validity of the Shares..................................  11
         3.4    Validity of Agreement...................................  11
         3.5    3DO Financial Statements................................  11

ARTICLE IV  SELLING PARTIES' OBLIGATIONS BEFORE CLOSING.................  11

         4.1    3DO's Access to Premises and Information................  11
         4.2    Conduct of Business in Normal Course....................  11
         4.3    Preservation of Business and Relationships..............  12
         4.4    Corporate Matters.......................................  12
         4.5    Maintenance of Insurance................................  12
         4.6    Employees and Compensation..............................  12
         4.7    New Transactions........................................  12
         4.8    Dividends, Distributions, and Acquisitions of Stock.....  12
         4.9    Payment of Liabilities and Waiver of Claims.............  13
         4.10   Existing Agreements ....................................  13
         4.11   Consents of Others .....................................  13
         4.12   Documentation of Procedures and Trade Secrets ..........  13
         4.13   Representations and Warranties True at Closing .........  13
         4.14   Corporate and NTN Approvals ............................  13
         4.15   Bulk Sales Law .........................................  13

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ARTICLE V  3DO'S OBLIGATIONS BEFORE CLOSING.................................  13

         5.1    Cooperation in Securing Consents of Third Parties...........  13
         5.2    Resale Certificate..........................................  13

ARTICLE VI  CONDITIONS PRECEDENT TO 3DO'S PERFORMANCE.......................  14

         6.1    Accuracy of Selling Parties' Representations and
                Warranties .................................................  14
         6.2    Performance by Selling Parties..............................  14
         6.3    No Material Adverse Change..................................  14
         6.4    Certification by Selling Parties............................  14
         6.5    Opinion of Selling Parties' Counsel.........................  14
         6.6    Absence of Litigation.......................................  14
         6.7    Letter Regarding Changes....................................  14
         6.8    Corporate Approval..........................................  14
         6.9    Consents....................................................  15
         6.10   Noncompetition Agreement ...................................  15
         6.11   Approval of Documentation ..................................  15

ARTICLE VII  CONDITIONS PRECEDENT TO NWC'S PERFORMANCE .....................  15

         7.1    Accuracy of 3DO's Representations and Warranties............  15
         7.2    3DO's Performance...........................................  15
         7.3    Opinion of 3DO's Counsel....................................  15
         7.4    Certification by 3DO........................................  15
         7.5    3DO's Corporate Approval....................................  15
         7.6    Absence of Litigation.......................................  15
         7.7    No Material Adverse Change..................................  16
         7.8    Termination of Employment Agreement.........................  16
         7.9    Assumption of Liabilities...................................  16

ARTICLE VIII  THE CLOSING ..................................................  16

         8.1    Time and Place..............................................  16
         8.2    Selling Parties' Obligations................................  16
         8.3    3DO's Obligations...........................................  17
         8.4    Bulk Sales Compliance.......................................  17

ARTICLE IX  SELLING PARTIES' OBLIGATIONS AFTER CLOSING .....................  17

         9.1    Selling Parties' Indemnity..................................  17
         9.2    Selling Parties' Noncompetition Agreement...................  18
         9.3    Change of NWC's Name........................................  18
         9.4    NWC Financial Statements....................................  18

ARTICLE X  3DO's OBLIGATIONS AFTER CLOSING..................................  18

         10.1   3DO's Indemnity ............................................  18
         10.2   Registration Statement .....................................  19
         10.3   Purchase Price Guarantee ...................................  19
         10.4   Release of Selling Parties' Guarantees .....................  19

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ARTICLE XI  RESTRICTIONS ON TRANSFER; LEGENDS AND
                REGISTRATION OF STOCK ......................................  20

         11.1   Restrictions on Transferability ............................  20
         11.2   Restrictive Legend .........................................  20
         11.3   Registration of Shares .....................................  20
         11.4   Transfer of Shares After Registration ......................  23
         11.5   Limitations ................................................  23
         11.6   Assignment of Registration Rights ..........................  23
         11.7   Share Assignment ...........................................  24

ARTICLE XII  MISCELLANEOUS .................................................  24

         12.1   Publicity ..................................................  24
         12.2   Finder's or Broker's Fees ..................................  24
         12.3   Expenses ...................................................  24
         12.4   Effects of Headings ........................................  24
         12.5   Entire Agreement; Modification; Waiver .....................  24
         12.6   Counterparts ...............................................  24
         12.7   Parties in Interest ........................................  25
         12.8   Assignment .................................................  25
         12.9   Arbitration ................................................  25
         12.10  Specific Performance and Waiver of Rescission Rights .......  25
         12.11  Recovery of Litigation Costs ...............................  25
         12.12  Termination ................................................  25
         12.13  Notices ....................................................  26
         12.14  Governing Law ..............................................  26
         12.15  Severability ...............................................  26
         12.16  Nature and Survival of Representations and Obligations .....  26
         12.17  Interpretation .............................................  27

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                                    AGREEMENT

                                       OF

                           PURCHASE AND SALE OF ASSETS

         This Agreement of Purchase and Sale of Assets (the "Agreement") is made as of June 28, 1996, by and among The 3DO Company, a Delaware corporation ("3DO"), having its principal office at 600 Galveston Street, Redwood City, California; NTN Communications, Inc. ("NTN"), a Delaware corporation, having its principal office at 5966 La Place Court, Carlsbad, California 92008; and New World Computing, Inc. ("NWC"), a California corporation, having its principal office at 29800 Agoura Road, Suite 200, Agoura Hills, California 91301, a wholly-owned subsidiary of NTN. NTN and NWC are collectively referred to in this Agreement as the "Selling Parties."

         WHEREAS, 3DO desires to purchase from NWC, and NWC desires to sell to 3DO, on the terms and subject to the conditions of this Agreement, substantially all of the business and properties of NWC as described in Section 1.1, below, in exchange for the 3DO common stock as described in Section 1.2, below, all on the terms and subject to the conditions contained herein (the "Transaction"); and

         WHEREAS, NTN desires that the Transaction be consummated;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

                                   ARTICLE ONE

                           PURCHASE AND SALE OF ASSETS

         1.1 Sale and Transfer of Assets. Subject to the terms and conditions set forth in this Agreement, NWC agrees to sell, convey, transfer, assign, and deliver to 3DO, and 3DO agrees to purchase from NWC, substantially all of the assets, properties, and business of NWC of every kind, character, and description, whether tangible, intangible, real, personal, or mixed, and wherever located (all of which are sometimes collectively referred to as the "Assets"), including, but not limited to, the following:

                  (a) All property and other rights listed in the Exhibits attached to this Agreement, other than property and rights specifically excluded as listed on Schedule 1.1 hereto (the "Excluded Assets"); and

                  (b) All other supplies, materials, work in progress, finished goods, equipment, machinery, furniture, fixtures, motor vehicles, claims, and rights, under leases, contracts, notes, evidences of indebtedness, purchase and sales orders, copyrights, service marks, trademarks, trade names, trade secrets, patents, patent applications, licenses, royalty rights, deposits, and rights, and claims to refunds and adjustments of any kind.

         1.2 Consideration From 3DO. As full payment for the transfer of the Assets to 3DO and the assumption of the Liabilities (as defined in Section 1.4, below) by 3DO, 3DO shall issue to NWC in accordance with the provisions of
Section 8.3, an aggregate of one

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million two hundred thousand (1,200,000) shares of 3DO common stock (the
"Shares"), subject to adjustment as provided in Section 1.3, below.

         1.3 Share Adjustment. Within twenty (20) days following the Closing, Selling Parties shall deliver to 3DO a closing balance sheet which shall contain a comprehensive schedule of all accounts receivable and royalties receivable and their amounts, together with a correct and complete aging of these accounts, and a schedule of all inventories of raw materials, work in process and finished goods, of NWC, and the cost of each of these items, as of June 30, 1996 (the "Closing Balance Sheet"). The number of Shares to be delivered to NWC will be adjusted within five (5) business days after the delivery of the Closing Balance Sheet to 3DO and shall be delivered to NWC on the date which the parties mutually agree to be the Settlement Date (the "Settlement Date") based upon the Closing Balance Sheet, in the event that:

                  (a) the specific Current Assets, as referenced in Exhibit A (the "Specified Current Assets"), total less than three million six hundred fifty-two thousand dollars ($3,652,000) on the Closing Balance Sheet (with the difference being equal to and being defined as the "Current Asset Deficiency"); or

                  (b) the current liabilities exceed one million three hundred thousand dollars ($1,300,000) on the Closing Balance Sheet and 3DO agrees to assume such additional liabilities (with the difference being equal to and being defined as the "Additional Current Liabilities").

The number of Shares shall be reduced by an amount which is equal to the dollar value of the Additional Current Liabilities plus an amount which is equal to the dollar value of the Current Asset Deficiency; divided by the average closing price for 3DO common stock reported on NASDAQ for the five (5) trading days prior to the Closing Date. Notwithstanding the foregoing, in the event that the Specified Current Assets and the Current Liabilities, as reflected on the Closing Balance Sheet, each decrease from the amounts set forth above, then, provided that the Specified Current Assets exceed the Current Liabilities by at least two million three hundred fifty-two thousand dollars ($2,352,000) on the Closing Balance Sheet, there shall be no adjustment in the number of Shares; however, in the event that the Specified Current Assets minus the Current Liabilities, as reflected on the Closing Date Balance Sheet (the "Net Current Assets"), is less than two million three hundred fifty-two thousand dollars ($2,352,000), then the number of Shares shall be reduced by an amount which is equal to the dollar value of the difference between two million three hundred fifty-two thousand dollars ($2,352,000) and the Net Current Assets; divided by the average closing price for 3DO common stock reported on NASDAQ for the five
(5) trading days prior to the Closing Date.

         1.4 Assumption of Liabilities. 3DO agrees to assume only those liabilities and obligations listed on Exhibit B (the "Liabilities"). It is expressly understood and agreed that 3DO shall not be liable for any of the obligations or liabilities of NWC or NTN of any kind or nature other than those specifically assumed by 3DO under this Section.

         1.5 Excise and Property Taxes. NWC shall pay all sales and use taxes arising out of the transfer of the Assets and shall pay its portion, prorated as of the Closing Date, of state and local, real and personal property taxes of the business. 3DO shall not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind or nature related to any period before the Closing Date, except as specifically assumed by 3DO as provided in Section 1.4. 3DO agrees that it will reimburse NTN for fifty percent (50%) of the sales tax incurred by NWC in connection with the sale of the Assets, up to a maximum amount of ten thousand dollars ($10,000).

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                                   ARTICLE TWO

                REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

Selling Parties, jointly and severally, represent and warrant that, except as disclosed on the Disclosure Schedule:

         2.1 Organization, Standing, and Qualification of NWC. NWC is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do intrastate business and is in good standing in all jurisdictions in which the nature of NWC's business or of its properties makes such qualification necessary, or except where the failure to be so qualified would not have a material adverse effect on the business or properties of NWC.

         2.2 Capital Structure of NWC. The authorized capital stock of NWC consists of one million (1,000,000) shares of common stock, with no par value, of which one million (1,000,000) shares (the "NWC Shares") are issued and outstanding. All of the NWC Shares are validly issued, fully paid, and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating NWC to issue or to transfer from treasury any additional shares of its capital stock of any class.

         2.3 Title to NWC Shares. NTN is the owner, beneficially and of record, of the NWC Shares free and clear of all security agreements, and restrictions, other than any restrictions imposed by applicable securities laws and NTN has the sole and exclusive right to vote such shares.

         2.4 Subsidiaries. NWC does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

         2.5 Financial Statements. Exhibit C to the Disclosure Schedule, sets forth the balance sheets of NWC as of December 31, 1994, December 31, 1995 and June 30, 1996, and the related statements of operations for the years ended December 31, 1994 and 1995 and the six months ended June 30, 1996. The balance sheet and statement of operations for the year ended December 31, 1995 has been audited by KPMG Peat Marwick, NWC's independent public accountants, on a consolidated basis and included in the consolidated financial statements of NTN. KPMG's opinion on those statements will be provided upon issuance. The balance sheets and statements of operations as of end for the year ended December 31, 1994 and as of and for the six months ended June 30, 1996 are unaudited by independent public accountants but will be certified by the chief financial officer of NWC as accurately reflecting the financial condition of NWC for those periods and accurately reflecting all information normally reported to NWC's independent public accountants for the preparation of the NWC's financial statements. The financial statements in Exhibit C are referred to as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles, in all material respects, excluding footnote disclosure, consistently followed by NWC throughout the period indicated and fairly present the financial position of NWC as of the respective dates of the balance sheets included in the Financial Statements, and the results of its operations for the respective periods indicated.

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         2.6. Absence of Specified Changes. Except as disclosed in Item 2.6 of the Disclosure Schedule since March 31, 1996 there has not been any:

                  (a) Transaction by NWC except in the ordinary course of business as conducted on that date, except as contemplated by this Agreement;

                  (b) Capital expenditure by NWC exceeding twenty-five thousand dollars ($25,000);

                  (c) Material adverse change in the financial condition, liabilities, assets, or business of NWC;

                  (d) Destruction, damage to, or loss of any asset of NWC (whether or not covered by insurance) that materially and adversely affects the financial condition or business of NWC;

                  (e) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by NWC;

                  (f) Revaluation by NWC of any of its assets;

                  (g) Declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of NWC or any direct or indirect redemption, purchase, or other acquisition by NWC of any of its shares of capital stock;

                  (h) Increase in the salary or other compensation payable or to become payable by NWC or Subsidiary to any of its officers, directors, or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by NWC, of a bonus or other additional salary or compensation to any such person;

                  (i) Sale or transfer of any material asset of NWC, except in the ordinary course of business;

                  (j) Amendment or termination of any contract, agreement, or license to which NWC is a party, except in the ordinary course of business;

                  (k) Loan by NWC to any person or entity, or guaranty by NWC of any loan;

                  (l) Mortgage, pledge, or other encumbrance of any asset of NWC;

                  (m) Waiver or release of any material right or claim of NWC, except in the ordinary course of business;

                  (n) Commencement or notice or, to the best of the Selling Parties' knowledge, threat of commencement of, any civil litigation or any governmental proceeding against or investigation of NWC or affairs;

                  (o) Labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (p) Issuance or sale by NWC of any shares of its capital stock of any class, or of any other of its securities;

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                  (q) Agreement by NWC to do any of the things described in the preceding clauses (a) through (p); or

                  (r) Other material event or condition of any character of which the Selling Parties are aware that has or might reasonably have a material and adverse effect on the financial condition, business, assets, or liabilities of NWC.

         2.7 Claims and Liabilities. Item 2.7 of the Disclosure Schedule contains a true and complete schedule of all material liabilities and obligations of NWC. NWC has no material debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that are not set forth in such Item.

         2.8 Tax Returns and Audits. Within the times and in the manner prescribed by law, NWC has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. The provisions for taxes reflected in the Closing Balance Sheet, will be adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by NWC. NWC has never filed, and will not file on or before the Closing Date, any consent under Section 341(f) of the Internal Revenue Code.

         2.9      Assets.

                  (a) Real Property. Item 2.9(a) of the Disclosure Schedule is a complete and accurate legal description of each parcel of real property owned by or leased to NWC. All the leases listed in such Exhibit are valid and in full force, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default by NWC under any of these leases and, to the best of the Selling Parties' knowledge, no other party is in default, in any material respect, under any of these leases . To the best of the Selling Parties' knowledge and belief, there has been no spills, disposals, discharges, or releases of any Hazardous Material into, upon, from, or over that real property or into or upon ground or surface water on that real property. As used in this Section, "Hazardous Material" means any hazardous or toxic substance, material, or waste that is regulated as such by any federal authority or by any state or local governmental authority where the substance, material, or waste is located.

                  (b) Inventory. The inventories of raw materials, work in process, and finished goods (collectively, the "Inventories") shown on the Closing Balance Sheet, consist of items of a quality and quantity usable and salable in the ordinary course of business by NWC, except for obsolete and slow-moving items and items below standard quality, all of which have been written down on the books of NWC to net realizable market value or have been provided for by adequate reserves. All items included in the Inventories are the property of NWC, except for sales made in the ordinary course of business since the date of the Closing Balance Sheet; for each of these sales, either the purchaser has made full payment or the purchaser's liability to make payment is reflected in the books of NWC. No items included in the inventories have been pledged as collateral or are held by NWC on consignment from others, except as disclosed in Item 2.9(b) of the Disclosure Schedules. The Inventories shown on all the balance sheets included in the financial statements are based on quantities determined by physical count or measurement, taken within the preceding three (3) months, and are valued at the lower of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years.

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                  (c) Tangible Personal Property. Item 2.9(c) of the Disclosure
Schedule is a complete and accurate schedule describing and specifying the location of automobiles, machinery, equipment, furniture, supplies and all other tangible personal property owned by, in the possession of, or used by NWC in connection with its business, except for Inventories. The property listed in such Item constitutes all such tangible personal property reasonably necessary for the conduct by NWC of its business as now conducted and all of such property is in good working condition. Except as stated in the Disclosure Schedule, no personal property used by either NWC in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of NWC.

                  (d) Accounts Receivable. Item 2.9(d) of the Disclosure
Schedule is a complete and accurate schedule of the accounts receivable of NWC as of June 28, 1996, as reflected in the Closing Balance Sheet, together with an accurate aging of these accounts. These accounts receivable, and all accounts receivable of NWC created after that date, arose from valid sales in the ordinary course of business. These accounts, to the best of the Selling Parties' knowledge, are collectible at their full amount less any reserve for doubtful accounts and trade discounts shown on the Closing Balance Sheet.

                  (e) Trade Names, Trademarks, and Copyrights. Item 2.9(e) of the Disclosure Schedule is a schedule of all trade names, trademarks, service marks, and copyrights and their registrations, owned by NWC or in which NWC has any rights or licenses, together with a brief description of each. The Selling Parties have no knowledge of any infringement or alleged infringement by others of any such trade name, trademark, service mark, or copyright. NWC has not infringed, and is not now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm, or entity. Except as set forth in Item 2.9(e), NWC is not a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisor, franchisee, or otherwise, with respect to any trademarks, service marks, trade names, or applications for any such items, or any copyrights. NWC owns, or holds adequate licenses or other rights to use, all trademarks, service marks, trade names, and copyrights reasonably necessary for its business as now conducted by it, and that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others. NWC has the right to sell or assign to 3DO all such owned trademarks, trade names, service marks, and applications for any of such items, and copyrights, and all such licenses or other rights, except as set forth in item 2.9(e).

                  (f) Patents and Patent Rights. Item 2.9(f) of the Disclosure
Schedule is a true and complete schedule of all patents, inventions, processes, designs, and applications for patents owned by NWC or in which NWC has any rights, licenses, or immunities. The patents and applications for patents listed in such Item are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions falling due within ninety (90) days after the Closing Date. Except as set forth in such Item, there have been no interference actions or other judicial, arbitration, or other adversary proceedings concerning the patents or applications for patents listed in such Item. Each patent application is awaiting action by its respective patent office except as otherwise indicated in such Item. The manufacture, use, or sale of the inventions, designs, and systems covered by the patents and applications for patents listed in Item 2.9(f) do not violate or infringe on any patent or any proprietary or personal right of any person, firm, or entity; and NWC has not infringed and is not now infringing on any patent or other right belonging to any person, firm, or entity. Except as set forth in Item 2.9(f), NWC is not a party to any license, agreement, or arrangement, whether as licensee, licensor, or otherwise, with respect to any patent, application for patent, invention, design, process, trade secret, or formula. NWC has the right and authority to use and to transfer to 3DO such inventions,

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trade secrets, processes, designs, and formulas as are necessary to enable 3DO to conduct and to continue to conduct all phases of NWC's business in the manner presently conducted by NWC, and such use does not, and will not, conflict with, infringe on, or violate any patent or other rights of others.

                  (g) Trade Secrets. Item 2.9(g) of the Disclosure Schedule is a true and complete list, without extensive or revealing descriptions, of NWC's trade secrets, including all customer lists, processes, know-how, computer programs and routines, and other technical data reasonably required or necessary for the operation of NWC's business. The specific location of each trade secret's documentation, including its complete description, specifications, charts, procedures, and other material relating to it, is also set forth with it in such Item. Each trade secret's documentation is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use by 3DO without reliance on the special knowledge or memory of others. NWC is the sole owner of each of these trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, except as specifically stated in Item 2.9(g). NWC has taken all reasonable security measures to protect the secrecy, confidentiality, and value of these trade secrets; and all of NWC's employees and any other persons, including all contractors and all consultants, who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed these secrets, or who have knowledge of or access to information relating to them, have entered into agreements assigning these trade secrets to NWC and acknowledging that these secrets are proprietary to NWC and not to be divulged or misused. All of these trade secrets referred to in the Disclosure Schedule are presently valid and protectible and are not part of the public knowledge or literature; nor to Selling Parties' knowledge have they been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of NWC.

                  (h) Other Intangible Property. Item 2.9(h) of the Disclosure Schedule contains a true and complete list of all intangible assets of NWC, other than those specifically referred to elsewhere in this Agreement.

                  (i) Title to Assets. NWC has good and marketable title to all of the assets and interests in assets, whether real, personal, mixed, tangible, or intangible, which constitute all the assets and interests in assets that are reasonably necessary to operate the business of NWC, excluding its legal, billing, collection and accounting operations. All these assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (1) those disclosed in the Closing Balance Sheet, or in the Disclosure Schedule; (2) the lien of current taxes not yet due and payable; and (3) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations. NWC is not in default or in arrears in any material respect under any material lease. All real property and tangible personal property of NWC is in good and safe operating condition and repair, ordinary wear and tear excepted. NWC is in possession of all premises leased to it from others. Neither NTN; nor any officer, director, or employee of NTN or NWC; nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to NWC or in any copyrights, patents, trademarks, trade names, or trade secrets licensed by NWC. To the best of the Selling Parties' knowledge, NWC does not occupy any real property in violation of any law, regulation, or decree.

                  (j) Customers and Sales. Item 2.9(j) of the Disclosure
Schedule is a correct and current list of all customers of NWC together with summaries of the sales made to each customer during the most recent fiscal year ended December 31, 1995. Except as indicated in such Exhibit, neither NWC nor NTN has any information, and has not been advised of any facts, indicating that any of these customers intend to cease doing business with NWC or materially alter the amount of the business they are presently doing with NWC.

                  (k) Employment Contracts and Benefits. Item 2.9(k) of the Disclosure Schedule is a list of all employment contracts and collective bargaining agreements, and all pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which NWC is a party or by which NWC is bound. All these contracts and arrangements are in full force and effect, and NWC is not in default under them. There has been no claim of default and, to the best knowledge and belief of Selling Parties, there are no facts or conditions that if continued, or on notice, will result in a material default under these contracts or arrangements. There is no pending or, to the best of Selling Parties' knowledge and belief, threatened labor dispute, strike, or work stoppage affecting NWC's business. NWC and Subsidiary have complied with all applicable laws, in all material respects, for each of their respective employee benefit plans, including the provisions of the Employee Retirement Income Security Act ("ERISA") if and to the extent applicable. There is no pending claim or, to the best of Selling Parties' knowledge, any threatened claim by or on behalf of any such benefit plan, by or on behalf of any employee covered under any such plan, or otherwise involving any such benefit plan, that alleges a breach of fiduciary duties or violation of other applicable state or federal law, nor is there, to the best of Selling Parties' knowledge and belief, any basis for such a claim. Except as set forth in Item 2.9(k), NWC has not entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation, absolute or contingent, of 3DO or NWC, to make any payment to any present or former employee following termination of employment.

                  (l) Insurance Policies. Item 2.9(l) of the Disclosure Schedule is a description of all insurance policies held by NWC concerning its businesses and properties. All these policies are in the respective principal amounts set forth in such Exhibit. NWC has maintained and now maintains (1) insurance on all its assets and businesses of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (2) adequate insurance protection against all liabilities, claims, and risks against which it is reasonably customary to insure. NWC is not in default with respect to payment of premiums on any such policy. Except as set forth in item 2.9(l), no claim is pending under any such policy.

                  (m) Other Contracts. NWC is not a party to, nor is any of its property bound by, any distributor's or manufacturer's representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, mortgage, deed of trust, or lease; or any material agreement that is unusual in nature, duration, or amount (including, without limitation, any agreement requiring the performance by NWC of any obligation for a period of time extending beyond three (3) months from the Closing Date or calling for consideration of more than ten thousand dollars ($10,000); except for the agreements listed in Item 2.9(m) of the Disclosure Schedule, copies of which have been furnished or made available to 3DO. There is no default or event that, with notice or lapse of time or both, would constitute a material default by NWC, nor, to the best of Selling Parties' knowledge, any other party to any of these agreements. NWC has not received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. NWC is not a party to, nor is any of its property bound by, any agreement that is materially adverse to the businesses, properties, or financial condition of NWC.

                  (n) Compliance With Laws. NWC has complied in all material respects with all federal, state, and local laws and regulations which materially affects its business, including, but not limited to, laws pertaining to environmental protection and the Occupational Safety and Health Act and its California equivalent, and has not been cited for or received notice of any material violation of any law or regulation. To the best of the Selling Parties' knowledge, no material capital expenditures will be required for compliance with any applicable federal, state, or local laws or regulations now in force.

                  (o) Litigation. Except as set forth in Item 2.9(o) of the Disclosure Schedule, there is not pending, nor, to the best of the Selling Parties' knowledge and belief, threatened, any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting NWC, or any of its businesses, assets, or financial condition. The matters set forth in such Item, if decided adversely to NWC, will not result in a material adverse change in any of the businesses, assets, or financial condition of NWC. Selling Parties have furnished or made available to 3DO copies of all relevant court papers and other documents relating to the matters set forth in such Item. NWC is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Except as set forth in Item 2.9(o), NWC is not presently engaged in any legal action to recover moneys due to it or damages sustained by it.

                  (p) Agreement Will Not Cause Breach or Violation. Except as set forth in Item 2.9(p) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (1) a breach of any term or provision of any material agreement to which NWC is a party which is included in the Assets; (2) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the articles of incorporation or bylaws of NWC or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which NTN or NWC is a party or by which either of them or the property of either of them is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of NWC; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the businesses, agreements, assets, or properties of NWC.

                  (q) Authority and Consents. Selling Parties have the right, power, legal capacity, and authority to enter into, and perform their respective obligations under, this Agreement, and no approval or consent of any person or entity other than Selling Parties is necessary in connection with it. The execution and delivery of this Agreement by NTN and NWC have been duly authorized by all necessary corporate action on the part of NTN and NWC, respectively.

                  (r) Interest in Customers, Suppliers, and Competitors. Except as set forth in Item 2.9(r) of the Disclosure Schedule, neither NTN, nor any officer, or director, of NTN or NWC, nor any spouse or child of any of them, has any direct or indirect material interest in any competitor, supplier, or customer of NWC or in any person from whom or to whom NWC leases any real or personal property..

                  (s) Corporate Documents. Selling Parties have furnished to 3DO for its examination (1) copies of the articles of incorporation and bylaws of NWC; (2) the minute books of NWC containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders and boards of directors of NWC; (3) all permits, orders, and consents issued by the California Commissioner of Corporations with respect to NWC, or any security of, and all applications for such permits, orders, and consents; and (4) the stock transfer books of NWC setting forth all transfers of any capital stock.

                  (t) Personnel. Item 2.9(t) of the Disclosure Schedule is a list of the names and addresses of all officers, directors, employees, agents, and manufacturer's representatives of NWC, stating the rates of compensation, including all bonus arrangements, payable to each.

                  (u) Authority. Item 2.9(u) of the Disclosure Schedule lists
(1) the names and addresses of all persons holding a power of attorney on behalf of NWC, and (2) the names and addresses of all banks or other financial institutions in which NWC has an account, deposit, or safe deposit box, with the names of all persons authorized to draw on these accounts or deposits or to have access to these boxes.

                  (v) Full Disclosure. None of the representations and warranties made by NTN or NWC, or made in any certificate or memorandum furnished or to be furnished by any of them as listed in Item 2.9(v) of the Disclosure Schedule or on their behalf, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

                  (w) Investor Representation. With respect to the issuance of the Shares, the Selling Parties hereby represent and warrant:

                           (i) Investment Intent. The Shares to be acquired
hereunder are being acquired for investment for the Selling Parties' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Selling Parties have no present intention of selling, granting any participation in, or otherwise distributing the same. The Selling Parties further represent except as contemplated pursuant to NTN's settlement agreement with Mr. Van Caneghem, that they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third party, with respect to any of the Shares.

                           (ii) Reliance Upon Selling Parties' Representations.
The Selling Parties understand that, as of the Closing Date, the Shares will not be registered under the Securities Act on the ground that the issuance of the Shares hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that 3DO's reliance on such exemption is based on the Selling Parties' respective representations set forth herein.

                           (iii) Receipt of Information. The Selling Parties
have received all the information which they consider necessary or appropriate for deciding whether to acquire the Shares to be issued hereunder. The Selling Parties further represent that they have had an opportunity to ask questions and receive answers from 3DO regarding the terms and conditions of the Shares and the business, properties, prospects and financial condition of 3DO and to obtain additional information necessary to verify the accuracy of any information furnished to them or to which they have each had access. In addition, the Selling Parties have received copies of the following 3DO reports: Form 10-K for the fiscal years ended March 31, 1995, and March 31, 1996, Form 10-Q for the quarters ended June 30, 1995, September 30, and December 31, 1995 and Proxy Statement for its 1995 Annual Meeting of Stockholders (collectively, the "SEC Documents"), which 3DO filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission.

                           (iv) Investment Experience. The Selling Parties are
experienced in evaluating and investing in restricted securities and acknowledge that they are able to fend for themselves, can bear the economic risk of such investment, and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Shares.

                           (v) Restricted Securities. The Selling Parties
understand that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act and any applicable state law, the Shares must be held indefinitely.

                           (vi) Legends. Each certificate or other document
evidencing any of the Shares shall be endorsed with the legend set forth in
Section 11.2, below, and the Selling Parties covenant that, except to the extent such restrictions are waived by 3DO, the Selling Parties shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed thereon.

                  (x) Repayment of Loans and Liabilities and Release. There are no outstanding loans or liabilities to NWC from NTN, or from any person affiliated with NWC or NTN, except for those which are reflected on the Closing Balance Sheet.

         2.10 Validity of Agreement. This Agreement has been duly and validly authorized and, when executed and delivered by all Selling Parties, will be valid and binding on each of them and enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

                                  ARTICLE THREE

                      3DO'S REPRESENTATIONS AND WARRANTIES

3DO represents and warrants that:

         3.1 Organization, Standing and Due Authorization. 3DO is a corporation duly organized, existing, and in good standing under the laws of Delaware. The execution and delivery of this Agreement and the consummation of this transaction by 3DO have been duly authorized, and no further corporate authorization is necessary on the part of 3DO.

         3.2 No Required Consents. No consent, approval, or authorization of, or declaration, filing, or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by 3DO in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

         3.3 Validity of the Shares. The Shares of 3DO's common stock to be issued and delivered under this Agreement will be, when delivered in accordance with the terms and conditions of this Agreement, be validly issued, fully paid, nonassessable.

         3.4 Validity of Agreement. This Agreement has been duly and validly authorized and, when executed and delivered by 3DO, will be valid and binding on 3DO and enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         3.5 3DO Financial Statements. 3DO has furnished the Selling Parties a true and complete copy of its financial statements for the fiscal year ended March 31, 1996, including the notes thereto, (the "3DO Financial Statements"). The 3DO Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by 3DO and present fairly the financial position of 3DO as of March 31, 1996. Since March 31, 1996, there have not been any changes in the assets, liabilities, financial condition, business or operations of 3DO from those reflected in the 3DO Financial Statements, except for changes which have not had a materially adverse effect.

                                  ARTICLE FOUR

                   SELLING PARTIES' OBLIGATIONS BEFORE CLOSING

Selling Parties covenant that from the date of this Agreement until the Closing:

         4.1 3DO's Access to Premises and Information. 3DO and its counsel, accountants, and other representatives shall have reasonable access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to NWC. Selling Parties shall furnish or cause to be furnished to 3DO and its representatives all data and information concerning the business, finances, and properties of NWC that may reasonably be requested.

         4.2 Conduct of Business in Normal Course. NWC will carry on its business and activities diligently and in substantially the same manner as it previously has been carried out and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting, or operation that vary materially from those methods used by NWC as of the date of this Agreement.

         4.3 Preservation of Business and Relationships. NWC will use its best efforts, without making any commitments on behalf of 3DO, to preserve its business organization intact, to keep available to NWC its present employees, and to preserve its present relationships with developers, suppliers, customers, and all others having business relationships with NWC.

         4.4 Corporate Matters. NWC will not (a) amend its articles of incorporation or bylaws; (b) issue any shares of its capital stock; (c) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury; or (d) agree to do any of the acts listed above.

         4.5 Maintenance of Insurance. NWC will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its businesses. At the request of 3DO and at 3DO's sole expense, the amount of insurance against fire and other casualties that, at the date of this Agreement, NWC and Subsidiary carry on any of their properties or in respect of their operations shall be increased by the amount or amounts 3DO shall specify. If requested by 3DO, Selling Parties shall cause 3DO to be named as an additional insured on each existing insurance policy carried by NWC.

         4.6. Employees and Compensation. NWC will not do, and will not agree to do, any of the following acts: (a) make any change in compensation payable or to become payable by it, to any officer, director, employee, sales agent, or representative; (b) make any change in benefits payable to any officer, director, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or (c) modify any collective bargaining agreement to which it is a party or by which it may be bound.

         4.7. New Transactions. NWC will not, without 3DO's written consent, do or agree to do any of the following acts:

                  (a) Enter into any contract, commitment, or transaction not in the usual and ordinary course of its business;

                  (b) Enter into any contract, commitment, or transaction in the usual and ordinary course of business involving an amount exceeding ten thousand dollars ($10,000), individually, or twenty-five thousand dollars ($25,000), in the aggregate;

                  (c) Make any material capital expenditures in excess of ten thousand dollars ($10,000) for any single item or twenty-five thousand dollars ($25,000) in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of ten thousand dollars ($10,000); or

                  (d) Sell or dispose of any capital assets.

         4.8. Dividends, Distributions, and Acquisitions of Stock. NWC will not:

                  (a) Declare, set aside, or pay any dividend or make any distribution in respect of its capital stock;

                  (b) Directly or indirectly purchase, redeem, or otherwise acquire any shares of its capital stock; or

                  (c) Enter into any agreement obligating it to do any of the foregoing prohibited acts.

         4.9 Payment of Liabilities and Waiver of Claims. NWC will not do, or agree to do, any of the following acts: (a) pay any obligation or liability, fixed or contingent, other than current liabilities; (b) waive or compromise any right or claim; or (c) cancel, without full payment, any note, loan, or other obligation owing to NWC.

         4.10 Existing Agreements. NWC will not modify, amend, cancel, or terminate any of its existing contracts or agreements, or agree to do any of such prohibited acts.

         4.11. Consents of Others. As soon as reasonably practical after the execution and delivery of this Agreement, and in any event on or before the Closing Date, Selling Parties will obtain the written consent of the persons described in Exhibit D to this Agreement and will furnish to 3DO executed copies of those consents. In the event any of such consents are not obtained by the Settlement Date, the parties agree to negotiate in good faith to determine an appropriate resolution of such matter, which may include NWC holding any related agreements in trust on behalf of 3DO. 3DO will exercise its best efforts, and promptly execute and deliver any documents and instruments that may be reasonably required, to assist Selling Parties in obtaining such consents; provided, however, that 3DO shall not be obligated under this Section to execute any guaranty, assumption of liability, or other document or instrument requiring it to assume obligations not contemplated by this Agreement.

         4.12 Documentation of Procedures and Trade Secrets. At the written request of 3DO, NWC will, prior to the Closing Date, document and describe any of its trade secrets, processes, or business procedures specified by 3DO, in form and content satisfactory to 3DO.

         4.13 Representations and Warranties True at Closing. All representations and warranties of Selling Parties set forth in this Agreement and in any written statements delivered to 3DO by Selling Parties under this Agreement will also be true and correct as of the Closing Date as if made on that date.

         4.14 Corporate and NTN Approvals. NWC will deliver to 3DO, on or before the Closing Date, a written consent of its sole shareholder, NTN, (1) authorizing and approving the sale of substantially all NWC's property and assets to 3DO on the terms and conditions provided in this Agreement, and (2) approving the change of name of "New World Computing" to a name that does not include the words "New World Computing".

         4.15 Bulk Sales Law. 3DO agrees to waive compliance with the provisions of the California Commercial Code relating to bulk transfers in connection with this sale of assets, subject to the indemnities of Selling Parties contained in this Agreement. Nothing in this Section shall stop or prevent either 3DO or the Selling Parties from asserting as a bar or defense to any action or proceeding brought under that law that it does not apply to the sale contemplated under this Agreement.

                                  ARTICLE FIVE

                        3DO'S OBLIGATIONS BEFORE CLOSING

         5.1 Cooperation in Securing Consents of Third Parties. 3DO will use its best efforts to assist NWC in obtaining the consent of all necessary persons and agencies to the assignment and transfer to 3DO of any and all properties, assets, and agreements, to be assigned and transferred under the terms of this Agreement.

         5.2 Resale Certificate. 3DO agrees to furnish any resale certificate or other documents reasonably requested by NWC to comply with the provisions of the sales and use tax laws of the State of California.

                                  ARTICLE SIX

                   CONDITIONS PRECEDENT TO 3DO'S PERFORMANCE

         The obligations of 3DO to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article Six. 3DO may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by 3DO of any of its other rights or remedies, at law or in equity, if NTN or NWC shall be in default of any of their respective representations, warranties, or covenants under this Agreement, excluding those pertaining specifically to any matter waived by 3DO. Notwithstanding the foregoing 3DO may allow the Selling Parties' to defer their performance of specific items under this Article until the Settlement Date;

         6.1 Accuracy of Selling Parties' Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by each of the Selling Parties set forth in this Agreement, or in any written statement that shall be delivered to 3DO by any of them under this Agreement, shall be true on and as of the Closing Date as though made at that time.

         6.2 Performance by Selling Parties. Selling Parties shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

         6.3 No Material Adverse Change. During the period from the date of the Closing Balance Sheet to the Closing Date, there shall not have been any material adverse change in the financial condition or the results of operations of NWC, and NWC shall not have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct any material part of its business.

         6.4 Certification by Selling Parties. 3DO shall have received a certificate, dated the Closing Date, signed and verified by NTN's and by NWC's respective presidents and their respective treasurers or assistant treasurers, certifying that the conditions specified in Sections 6.1, 6.2, 6.3, 6.6, 6.8 and
6.11 have been fulfilled.

         6.5 Opinion of Selling Parties' Counsel. 3DO shall have received from Troy & Gould, Professional Corporation, counsel for Selling Parties, or from the Selling Parties in-house counsel, an opinion dated as of the Closing Date, in form and substance satisfactory to 3DO and its counsel.

         6.6 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

         6.7 Letter Regarding Changes. 3DO shall have received from NTN's and NWC's respective chief financial officers a letter, dated the Closing Date, stating that on the basis of a limited review (not an audit) of the latest available accounting records of NWC, consultations with other responsible officers of NWC and with NTN, and other pertinent inquiries that they may deem necessary, they have no knowledge or reason to suspect that during the period from the date of the latest audited financial statement(s) up through and including the Closing Date, there was any change in the financial condition or results of operations of NWC, except changes incurred in the ordinary and usual course of their respective businesses during that period that in the aggregate are not materially adverse, and any other changes or transactions contemplated by this Agreement.

         6.8 Corporate Approval. The execution and delivery of this Agreement by NWC, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and 3DO shall have received copies of all resolutions pertaining to that authorization, certified by the secretary of NWC.

         6.9 Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Selling Parties and delivered to 3DO, unless the delivery of any such documents has been deferred until the Settlement Date, as provided in Article 8 below.

         6.10 Noncompetition Agreement. A noncompetition agreement in the form set forth in Exhibit E, dated the Closing Date, shall have been executed and delivered by NTN and NWC to 3DO.

         6.11 Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered to 3DO under this Agreement shall be satisfactory in all reasonable respects to 3DO and its counsel.

                                  ARTICLE SEVEN

                    CONDITIONS PRECEDENT TO NWC'S PERFORMANCE

         The obligations of NWC to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth in this

Article Seven. NWC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by NWC of any of its other rights or remedies, at law or in equity, if 3DO should be in default of any of its representations, warranties, or covenants under this Agreement.

         7.1 Accuracy of 3DO's Representations and Warranties. All representations and warranties by 3DO contained in this Agreement or in any written statement delivered by 3DO under this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

         7.2 3DO's Performance. 3DO shall have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

         7.3 Opinion of 3DO's Counsel. 3DO shall have furnished Selling Parties with an opinion, dated the Closing Date, of counsel for 3DO, in form and substance satisfactory to Selling Parties and their counsel.

         7.4 Certification by 3DO. The Selling Parties shall have received a certificate, dated the Closing Date, signed and verified by 3DO's president and chief financial officer, certifying that the conditions specified in Sections 7.1, 7.2, 7.5, 7.6 and 7.7 have been fulfilled.

         7.5 3DO's Corporate Approval. The board of directors of 3DO shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill 3DO's obligations to be performed under this Agreement on or before the Closing Date.

         7.6 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

         7.7 No Material Adverse Change. During the period from the date of the 3DO Financial Statements to the Closing Date, there shall not have been any material adverse change in the financial condition of 3DO.

         7.8 Termination of Employment Agreement. Selling Parties and Jon Van Ceneghem shall have entered into a settlement agreement, in form and substance satisfactory to Selling Parties and their counsel, which provides for, among other things, the termination of the Employment Agreement, dated as of January 4, 1994, among Selling Parties and Mr. Van Caneghem.

         7.9 Assumption of Liabilities. The Selling Parties shall have received an instrument executed by in form and substance satisfactory to Selling Parties and their counsel, by which 3DO assumes the Liabilities.

                                 ARTICLE EIGHT

                                  THE CLOSING

         8.1 Time and Place. The transfer of the Assets by NWC to Buyer (the "Closing") shall take place at the offices of Troy & Gould, 1801 Century Park East, 16th Floor, Los Angeles, CA 90067, at 10:00 a.m., on June 30, 1996, or at such other time and place as the parties may agree to in writing (the "Closing Date"). If on the scheduled Closing Date the Selling Parties shall have been unable to obtain all other waivers and consents of private parties and/or governmental agencies required by this Agreement, then either 3DO or Selling Parties, on written notice, may postpone the Closing to a time as soon as practicable thereafter but in no event later than the Settlement Date, which shall occur no later than July 31, 1996.

         8.2 Selling Parties' Obligations. NWC shall deliver or cause to be delivered to 3DO:

             (a) Lease Assignments. Assignments of all leaseholds, properly executed and acknowledged by NWC, and accompanied by all consents of lessors required by this Agreement and the leases being assigned;

             (b) Property Assignments. Instruments of assignment and transfer of all other property of NWC of every kind and description and wherever situated, including, but not limited to, all its interests in accounts receivable, royalties receivable, bank accounts, cash, choses in action, rights under agreements, trademarks, trade names, patents, patent applications, patent licenses, copyrights, shop rights, and other property, tangible or intangible, except as expressly excluded in an Exhibit to this Agreement;

             (c) Contract Assignments. Instruments of assignment of all of NWC's rights to receive any payments and royalties. It is expressly understood that 3DO shall not assume any of NWC's obligations under any such contracts unless such obligations are expressly assumed by 3DO under the terms of this Agreement;

             (d) Opinion of Counsel. An opinion of the Selling Parties' counsel, dated the Closing Date, as provided for in Section 6.5;

             (e) Officers' Certificate. The officers' certificate, dated the Closing Date, as provided for in Section 6.4; and

             (f) Certified Resolutions. Certified resolutions of the Selling Parties' respective boards of directors, in form satisfactory to counsel for 3DO, authorizing the execution and performance of this Agreement and all actions to be taken by the Selling Parties under this Agreement.

Simultaneously with the consummation of the transfer, NWC, through its officers, agents, and employees, will put 3DO into full possession and enjoyment of all properties and assets to be conveyed and transferred by this Agreement. Selling Parties, at any time before or after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by 3DO, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by 3DO for the purpose of assigning, transferring, granting, conveying, and confirming to 3DO, or reducing to possession, any or all property to be conveyed and transferred under this Agreement. If requested by 3DO, NWC further agrees to prosecute or otherwise enforce in its own name for the benefit of 3DO any claims, rights, or benefits that are transferred to 3DO under this Agreement and that require prosecution or enforcement in NWC's name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at 3DO's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by any of the Selling Parties.

         8.3 3DO's Obligations. 3DO shall deliver to NWC the following instruments and documents against delivery of the items specified in Section 8.2, above:

             (a) Shares. Certificate(s) representing the total number of shares of 3DO's common stock to be issued to NWC and delivered to NWC pursuant to
Section 1.1, subject to any adjustments as provided for under Section 1.3. Within five (5) business days from the Closing Date, 3DO shall deliver to NWC a certificate representing one hundred and thirty five thousand (135,000) of the Shares (the "First Certificate") and shall retain an additional certificate for one million sixty-five thousand shares, which shall be canceled and reissued for an appropriate number of shares in the event of any adjustment pursuant to
Section 1.3 (the "Second Certificate"). The Second Certificate shall be delivered to NWC within five (5) business days of the Settlement Date;

             (b) Opinion of Counsel. An opinion of 3DO's counsel, dated the Closing Date, as provided for in Section 7.3;

             (c) Officers' Certificate. The officers' certificate, dated the Closing Date, as provided for in Section 7.4;

             (d) Certified Resolutions. Certified resolutions of 3DO's board of directors, in form satisfactory to counsel for Selling Parties, authorizing the execution and performance of this Agreement and all actions to be taken by 3DO under this Agreement; and

             (e) Agreement of Assumption. Instruments of assumption of the liabilities of NWC listed on Exhibit B, executed by 3DO.

         8.4 Bulk Sales Compliance. 3DO hereby waives Selling Parties' compliance with the provisions of the California Commercial Code relating to bulk transfers in connection with the sale of the Assets hereunder. Nothing in this Section 8.4 shall, however, estop or preclude 3DO or Selling Parties from asserting as a bar or defense of any action or proceeding brought under that law that it does not apply to the sale contemplated under this Agreement.

                                  ARTICLE NINE

                   SELLING PARTIES' OBLIGATIONS AFTER CLOSING

         9.1. Selling Parties' Indemnity. Subject to Section 12.16, NWC and NTN shall, jointly and severally, indemnify, defend, and hold harmless 3DO against, and in respect of, any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that 3DO shall incur or suffer, that arise, result from, or relate to any breach of, or failure by Selling Parties to perform, any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Selling Parties under this Agreement. Notwithstanding any other provision of this Agreement, NWC and NTN shall not be liable to 3DO on any warranty, representation, or covenant made by Selling Parties in this Agreement, or under any of their indemnities in this Agreement, regarding any claims, losses, expenses, obligations, or other liabilities that do not exceed fifty thousand dollars ($50,000) until the aggregate of all such claim exceed fifty thousand dollars ($50,000); provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations, and liabilities reaches fifty thousand dollars ($50,000), NWC and NTN jointly and severally shall thereafter be liable in full for all those breaches and indemnities and regarding all those claims, losses, expenses, obligations, and liabilities.

         9.2 Selling Parties' Noncompetition Agreement. In connection with the sale of the business of NWC as contemplated herein, the Selling Parties agree that for a period of three (3) years immediately following the Closing Date, they shall not either directly or indirectly, engage in any activity which is the same as, similar to, or competitive with any activity now engaged in by NWC or have any interest in any person, firm, corporation, or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any such activity and the Selling Parties agree to enter into the Noncompetition Agreement in the form attached hereto as Exhibit
E. The Selling Parties further agree not to divulge, communicate, use to the detriment of 3DO or for the benefit of any other person or persons, or misuse in any way, any confidential information or trade secrets of NWC, including personnel information, know-how, customer lists, or any other technical or proprietary data.

         9.3 Change of NWC's Name. NWC agrees that after the Closing Date it shall not use or employ in any manner directly or indirectly the name or the words comprising "New World Computing", and that it will take and cause to be taken all necessary action by its board of directors, stockholders, and any other persons in order to make this change in NWC's name on or before the Settlement Date.

         9.4 NWC Financial Statements. The Selling Parties shall use their best efforts to deliver to 3DO within fifteen (15) business days from the Closing Date, but in no event later than July 31, 1996: (i) audited financial statements of NWC for the year ended December 31, 1995; and (ii) an unaudited income statement and balance sheet for the six month period ended June 30, 1996, which shall meet the requirements of Regulation S-X under the Securities Act and of Form 8-K under the Exchange Act (the "NWC Financial Statements").

                                  ARTICLE TEN

                        3DO'S OBLIGATIONS AFTER CLOSING

         10.1 3DO's Indemnity. Subject to Section 12.16, 3DO agrees to indemnify and hold harmless NTN against, and in respect of, any and all claims, demands, losses, expenses, costs, obligations, liabilities, damages, and recoveries, including interest, penalties, and reasonable attorneys' fees, that NTN may incur by reason of 3DO's breach of or failure to perform any of its warranties, guaranties, commitments, or covenants in this Agreement, or by reason of any act or omission of 3DO, or any of its successors or assigns, after the Closing Date, that constitutes a breach or default under, or a failure to perform, any obligation, duty, or liability of any of the Selling Parties under any loan agreement, lease, contract, order, or other agreement to which it is a party or by which it is bound at the Closing Date, but only to the extent to which 3DO expressly assumes these obligations, duties, and liabilities under this Agreement. Notwithstanding any other provision of this Agreement, 3DO shall not be liable to the Selling Parties on any warranty, representation, or covenant made by 3DO in this Agreement, or under any of their indemnities in this Agreement, regarding any claims, losses, expenses, obligations, or other liabilities that does not exceed fifty thousand dollars ($50,000) until the aggregate of all such claims exceed fifty thousand dollars ($50,000); provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations, and liabilities reaches fifty thousand dollars ($50,000), 3DO shall thereafter be liable in full for all those breaches and indemnities and regarding all those claims, losses, expenses, obligations, and liabilities.

         10.2 Registration Statement. 3DO agrees to file a registration statement, which includes the Shares, with the Securities and Exchange Commission, subject to the terms and conditions contained in Article Eleven, below.

         10.3 Purchase Price Guarantee. 3DO shall guarantee that the total value to NWC of the Shares shall be not less than twelve million dollars ($12,000,000), plus the actual amount of any commissions and/or sales charges actually incurred by the Selling Parties in connection with its sale of the Shares, not to exceed three percent (3%) of the sales price of the Shares sold (the "Sales Fees"), minus the dollar amount of any adjustment in the number of Shares made pursuant to Section 1.3, above (the "Guaranteed Value"), ninety (90) days following the effective date of the registration statement with respect to such Shares (the "90th Day" and the "Selling Period", respectively). In the event that the Selling Parties elect to dispose of all of the Shares during the Selling Period and receive less than the Guaranteed Value in gross sales proceeds from their bona fide stock sale transactions with third parties, 3DO will provide the Selling Parties with a cash sum equal to the difference between the Guaranteed Value and the gross sales proceeds actually received by the Selling Parties as a result of the sale of the Shares (the "Actual Value") within ten (10) business days after 3DO's confirmation of the Actual Value and the Sales Fees. In the event the Selling Parties elect to sell less than all of the Shares during the Selling Period, 3DO guarantees that the calculated value (the "Calculated Value") of the Shares at the end of the Selling Period will be no less than the Guaranteed Value, where the Calculated Value equals (a) the gross sales proceeds obtained by the Selling Parties from such bona fide stock sale transactions with third parties, and (b) the aggregate number of Shares held by the Selling Parties at the end of the Selling Period multiplied by the average closing price for 3DO common shares reported on NASDAQ for the ten (10) trading days prior to the final 90th Day of the Selling Period (the "Final Day"). Following the Final Day, if the Calculated Value is less than the Guaranteed Value, then 3DO will pay the Selling Parties the difference between the Calculated Value and the Guaranteed Value, in cash, within ten (10) business days after 3DO's confirmation of the aggregate amount of gross sales proceeds to the Selling Parties from their sales of the Shares and the Sales Fees, and, the aggregate number of Shares held by the Selling Parties at the expiration of the Final Day. If the Actual Value or the Calculated Value is greater than the Guaranteed Value, then the Selling Parties shall retain any difference. In the event that the Shares have not been registered by December 31, 1996, then, at the option of NWC, the calculation pursuant to this section will be made as though December 31, 1996 was the Final Day and payment of the difference between the Guaranteed Value and the Calculated Value will be made as provided herein. However, in the event that NWC does not elect to have the guarantee calculated based on December 31, 1996 as the Final Day, then subject to Section 11.1, NWC may sell the shares in a private transaction with a bona fide third party or parties, provided that NWC provides 3DO with an assignable right of first refusal to acquire the Shares at the same price, which shall remain open for a period of five (5) business days following written notice to 3DO of the intended transaction(s). In the event that all of the Shares are sold in such private transactions, 3DO shall pay to the Selling Parties the difference between the Guaranteed Value and the Actual Value, and if less than all of the Shares are sold and if the Calculated Value is less than the Guaranteed Value, then 3DO will pay the Selling Parties the difference between the Guaranteed Value and the Calculated Value, in cash, within ten (10) business days after 3DO's confirmation of the aggregate amount of gross sales proceeds to the Selling Parties from their sales of the Shares and the Sales Fees, and, the aggregate number of Shares held by the Selling Parties at the expiration of the guarantee period, if applicable, which shall end on the earlier of (i) the date that the Selling Parties have sold all of their Shares or (ii) June 30, 1997. In the event that there are any extensions in the effective period of the registration statement pursuant to Section 11.4(c), then the "Final Day" shall mean the final date of the extended Selling Period, as extended pursuant to Section 11.4.

         10.4 Release of Selling Parties' Guarantees. 3DO shall use its commercially reasonable efforts following the Closing to cause Selling Parties to be released as an obligor or guarantor on the obligations and indebtedness of NWC set forth in Exhibit F.

                                 ARTICLE ELEVEN

           RESTRICTIONS ON TRANSFER; LEGENDS AND REGISTRATION OF STOCK

         11.1 Restrictions on Transferability. The Shares issued to the Selling Parties in the Transaction shall not be transferable in the absence of (i) registration under the Securities Act or an exemption therefrom, (ii) registration or qualification under the provisions of any applicable blue sky laws or an exemption therefrom, and (iii) compliance with any term of this Agreement. 3DO shall be entitled to give stop transfer instructions to its transfer agent with respect to the Registrable Securities (as defined in Section 11.3, below) in order to enforce the foregoing restrictions.

         11.2 Restrictive Legend. Each certificate representing the Shares acquired in the Transaction shall bear the following legends (in addition to any legends required under applicable securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

The legends contained in this Section 11.2 shall be removed from a certificate in connection with any sale in compliance with the terms of this Agreement or following the expiration of the applicable restrictions, but shall not be removed in any other circumstance without 3DO's prior written consent and in 3DO's sole discretion.

         11.3 Registration of the Shares.

             (a) Undertaking. 3DO shall use its best efforts to file a registration statement on Form S-3, which includes the Shares issued to the Selling Parties in the Transaction (the "Registrable Securities"), with the Securities and Exchange Commission by the later of (i) ten (10) business days after the Selling Parties deliver to 3DO the NWC Financial Statements as provided for in Section 9.4, above, or (ii) July 31, 1996; and 3DO shall use its best efforts to cause such registration statement to become effective as soon as reasonably possible thereafter; and shall use its best efforts to keep such registration statement in effect for a period of at least ninety (90) days. Such registration statement may also include shares of 3DO's Common Stock to be sold by 3DO and/or other stockholders of 3DO. Notwithstanding the foregoing, 3DO shall not be obligated to effect any registration pursuant to this Section 11.3 if 3DO shall furnish to the Selling Parties a certificate signed by the President or Chief Executive Officer of 3DO stating that, in the good faith judgment of the Board of Directors of 3DO, it would be seriously detrimental to 3DO and its stockholders for such Form S-3 Registration to be effected at such time, in which event 3DO shall have the right to defer the filing of the Form S-3 registration statement for a period of time which is no longer than is necessary to avoid such detriment and in no event shall that period of time exceed ninety (90) days.

             (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 11.3 (excluding underwriters' and brokers' discounts and commissions, if any), including, without limitation, all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for 3DO shall be borne by 3DO.

             (c) Shareholder Information. It shall be a condition precedent to the obligations of 3DO to include any Registrable Securities in any registration statement, that the Selling Parties shall furnish to 3DO such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

             (d) Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 11.3:

                 (i) By 3DO. To the extent permitted by law, 3DO shall indemnify and hold harmless each Selling Party against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or any violation or alleged violation by 3DO of the Securities Act, the Exchange Act, any federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any federal or state securities law, in connection with the offering covered by such registration statement (collectively, a "Violation"). The indemnity agreement contained in this Section 11.3(d) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of 3DO (which consent shall not be unreasonably withheld), nor shall 3DO be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Selling Party, or any person acting on behalf of such Selling Party.

                           (ii) By Selling Parties. To the extent permitted by
law, each Selling Party will indemnify and hold harmless 3DO, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls 3DO within the meaning of the Securities Act, any underwriter and any other stockholders selling securities under such registration statement or any of such other stockholder's partners, directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which 3DO or any such director, officer, controlling person, underwriter or other such stockholder, partner, director, officer, or controlling person of such other stockholder, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Party expressly for use in connection with such registration; and each such Selling Party will reimburse any legal or other expenses reasonably incurred by 3DO or any such director, officer, controlling person, underwriter or other stockholder, partner, officer, director or controlling person of such other stockholder in connection with investigating or defending any such loss, claim, damage liability or action; provided, however, that the indemnity agreement contained in this Section 11.3(d) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Selling Party, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Shareholder under this Section 11.3(d) in respect of any Violation shall not exceed the net proceeds received by such Selling Party in the registered offering out of which such Violation arises.

                           (iii) Notice. Promptly after receipt by an
indemnified party under this Section 11.3(d) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11.3(d), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party or parties shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party or parties by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party or parties and any indemnifying party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11.3(d), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 11.3(d).

                           (iv) Defect Eliminated in Final Prospectus. The
foregoing indemnity agreements of 3DO and the Selling Parties are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                           (v) Contribution. In order to provide for just and
equitable contribution to joint liability under the Securities Act in any case in which either (i) any Selling Party exercising rights under this Agreement, or any controlling person of any such Selling Party, makes a claim for indemnification pursuant to this Section 11.3(d) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.3(d) provided for indemnification in such case, or
(ii) contribution under the Securities Act may be required on the part of any such selling Shareholder or any such controlling person in circumstances for which indemnification is provided under this Section 11.3(d); then, and in each such case, 3DO and such Selling Party will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportion so that such Selling Party is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and 3DO and other selling stockholders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Selling Party will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Selling Party pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (vi) Survival. The obligations of 3DO and Selling
Parties under this Section 11.3(d) shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

         11.4     Transfer of Shares After Registration.

                  (a) No Selling Party may make any transfer of any Registrable Securities which are registered pursuant to an effective registration statement (the "Registered Securities") except either (i) in accordance with the Registration Statement, in which case Holder must comply with the requirement of delivering a current prospectus, or (ii) in accordance with an applicable exemption from the registration requirements under the Securities Act. Such Registered Securities shall not be transferable on the books of 3DO unless the certificate submitted to 3DO's transfer agent evidencing such Registered Securities is accompanied by a separate certificate executed by the Holder for purposes of establishing compliance with this Agreement.

                  (b) If any Selling Party shall propose to sell any Registered Securities pursuant to the Registration Statement, it shall notify 3DO in writing of its intent to do so at least three (3) full business days prior to such sale. For purposes of this Agreement, "business day" shall be any day of the year, other than a Saturday or Sunday, on which banks in San Francisco, California, generally are open. Such notice shall be deemed to constitute a representation that any information previously supplied by such Selling Party (including, without limitation, the information referred to in Section 11.4 hereof) is accurate as of the date of such notice. At any time within such three
(3) business-day period, 3DO may refuse to permit the Selling Party to resell any Registered Securities pursuant to the Registration Statement; provided, however, that in order to exercise this right, 3DO must deliver a certificate in writing to the Selling Party to the effect that a delay in such sale is necessary because a sale pursuant to such Registration Statement in its then-current form would not be in the best interests of 3DO and its stockholders. In no event shall such delay exceed twenty (20) trading days; provided, however, that if, prior to the expiration of such twenty (20) trading day period, 3DO delivers a certificate in writing to the Selling Party to the effect that a further delay in such sale beyond such twenty (20) trading day period is necessary because a sale pursuant to such Registration Statement in its then-current form would not be in the best interests of 3DO and its stockholders, 3DO may refuse to permit such Selling Party to resell any Registered Securities pursuant to the Registration Statement for an additional period not to exceed twenty (20) trading days.

                  (c) In the event that 3DO exercises its rights pursuant to
Section 11.4(b) with respect to NWC or NTN, then 3DO shall use its best efforts to keep the registration statement effective for an additional period of time equal to the aggregate number of days that NWC has been unable to sell its Registered Securities.

         11.5 Limitations. The Selling Parties agree that they shall not, without the prior written consent of 3DO, sell more than an aggregate of fifty thousand (50,000) shares during any single trading day during the first ninety
(90) days following the effective date of the registration statement.

         11.6 Assignment of Registration Rights. The rights of any Selling Party under Section 11.3 may be assigned in connection with an assignment or transfer of the shares to a permitted assignee provided that any such assignee agrees in writing with the Company to be bound by all of the provisions of Article 11 herein. 3DO shall have no obligation pursuant to Section 11.4(c) to extend the effective period of the registration statement in the event that a permitted assignee is unable to sell the assigned Shares because of the limitations provided for in Section 11.4(b). Notwithstanding the foregoing, in the event that the period of effectiveness has been extended pursuant to Section 11.4(c) with respect to the Selling Parties, a permitted assignee may continue to sell the assigned Shares, subject to the limitations contained in this Article 11, during the period for which the effectiveness of the registration statement has been extended.

         11.7 Share Assignment. 3DO acknowledges that it may be necessary or desirable for Selling Parties to assign to Jon Van Caneghem, as part of NTN's settlement agreement with Mr. Van Caneghem , certain of the Shares to be issued to the Selling Parties hereunder. 3DO hereby consents to such assignment provided that the Selling Party's can demonstrate compliance with all applicable securities laws and agrees to indemnify 3DO for any loss, damage, fee or expense which 3DO may incur as a result of any such assignment.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

         12.1 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between 3DO and NTN. Neither 3DO nor NTN shall act unilaterally in this regard without the prior written approval of the other party; however, this approval shall not be unreasonably withheld.

         12.2 Finder's or Broker's Fees. Each party represents that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, except for the Selling Parties' dealings with Frost Capital Partners; and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions, except the fee to be paid to Frost Capital Partners by NTN. Selling Parties and 3DO each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage, commission, or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party; provided, further that NTN agrees to indemnify 3DO against any loss, liability, damage, cost, claim, or expense arising out of any claim by Frost Capital Partners.

         12.3 Expenses. Each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         12.4 Effects of Headings. The subject headings of the sections and subsections of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

         12.5 Entire Agreement; Modification; Waiver. Except for the Confidentiality Agreements dated May 9, 1996 and May 23, 1996 between the parties, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, including, but not limited to, the prior Letter Agreement between the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         12.6 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.7 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over against any party to this Agreement.

         12.8 Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

         12.9 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation of it, shall be settled by arbitration in San Mateo, California, under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitrators shall be persons experienced in negotiating, making, and consummating acquisition agreements pertaining to intellectual property assets in the software industry.

         12.10 Specific Performance and Waiver of Rescission Rights. Each party's obligations under this Agreement are unique. If any party should default in any of its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Notwithstanding any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this Agreement, if the purchase and sale contemplated by it shall be consummated at the Closing, each of the parties waives any rights that it or they may have to rescind this Agreement or the transaction consummated by it; provided, however, that this waiver shall not affect any other rights or remedies available to the parties under this Agreement or under the law.

         12.11 Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         12.12 Termination.

                  (a) Conditions Permitting Termination. NTN and 3DO may, on the Closing Date, terminate this Agreement, without liability to the other if any bona fide action or proceeding shall be pending against such party on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the performance of this Agreement.

                  (b) Defaults Permitting Termination. If either Buyer or Selling Parties materially defaults in the due and timely performance of any of its or their warranties, covenants, or agreements under this Agreement, the nondefaulting party or parties may on the Closing Date give notice of termination of this Agreement. The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective on the Closing Date, unless the specified default or defaults have been cured on or before such effective date for termination.

         12.13 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  To NTN at:                NTN Communications, Inc.
                                            5966 La Place Court
                                            Carlsbad, California 92008
                                            Attn.:  Laura Kass, Esq.

                  with a copy to:           Troy & Gould
                                            1801 Century Park East, 16th Floor
                                            Los Angeles, CA  90067
                                            Attn.:  Bill Gould, Esq.

                  To 3DO at:                The 3DO Company
                                            600 Galveston Drive
                                            Redwood City, California 94063
                                            Attn.:  President

                  with a copy to:           The 3DO Company
                                            600 Galveston Drive
                                            Redwood City, California 94063
                                            Attn.:  General Counsel

Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

         12.14 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

         12.15 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

         12.16 Nature and Survival of Representations and Obligations. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive until January 1, 1998.

         12.17 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, the phrase "to the best of [one or more party's(ies')] knowledge and belief," "to [one or more party's(ies')] knowledge and belief," "[one or more party(ies)] is not aware," and similar phrases shall mean the knowledge and belief of such party(ies) and of the officers and directors of such party(ies) after careful consideration of the matters set forth in the representation that is so qualified and a diligent review of all files, documents, agreements and other materials in such person's possession or subject to his or her control and after such consultation with its financial or legal advisors or any other advisor, as appropriate. Any such statement shall be deemed to be a representation that each party making such statement has made all due and careful inquiries to ascertain if the relevant information is true, accurate, correct and not misleading. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

THE 3DO COMPANY

By: /S/  HUGH C. MARTIN, JR.
    ------------------------------
            Hugh Martin, Jr.
                President

NTN COMMUNICATIONS, INC.

By: /S/  PATRICK J. DOWNS
    ------------------------------
            Patrick J. Downs
      Chief Executive Officer and
          Chairman of the Board

NEW WORLD COMPUTING, INC.

By: /S/  JON VAN CANEGHEM
    ------------------------------
           Jon Van Caneghem
              President

                                    EXHIBIT A

                            Specified Current Assets

THE FOLLOWING INFORMATION IS BASED ON PROJECTIONS AND ESTIMATES THROUGH JUNE 30, 1996 AND IS SUBJECT TO REVISION FOLLOWING COMPLETION OF USUAL AND CUSTOMARY CLOSING PROCEDURES SUBSEQUENT TO JUNE 30, 1996.

     Category           Approximate Amount             Detail Reference
     --------           ------------------             ----------------

Cash                           $    6,000         See Supporting Schedule A-1
Accounts Receivable             1,208,000         See Supporting Schedule A-1
Royalties Receivable              287,000         See Supporting Schedule A-1
Inventory                         543,000         See Supporting Schedule A-1
Prepaid Expenses                  198,000         See Supporting Schedule A-1
                               ----------
Total                          $2,242,000
                               ==========

                                    EXHIBIT A

                             Supporting Schedule A-1

                                                      Projected
                                                        Balance
                                         ----------------------
Cash                                                             NOTE:  THE INFORMATION HEREON IS
                                                                 BASED ON PROJECTIONS AND ESTIMATES
                                                                 THROUGH JUNE 30, 1996 AND IS SUBJECT
First Citizens Bank                                       6,028  TO REVISION FOLLOWING COMPLETION
First Interstate - General                                    0  OF USUAL AND CUSTOMARY CLOSING
First Interstate - Money Market                               0  PROCEDURES SUBSEQUENT TO JUNE 30,
Petty Cash                                                  304  1996.

                                         ----------------------
                                                          6,332
                                         ----------------------

Accounts Receivable
- -----------------------------------------

A/R, Trade                                            1,647,919
Allowance for Doubtful Accounts                        (225,664)
A/R Returned Items                                          200
Reserve for Stock Returns                              (484,273)
Reserve for Defective Returns                           269,513
                                         ----------------------
                                                      1,207,695
                                         ----------------------

Royalties Receivable
- -----------------------------------------
License Fee (Royalty) Rec'd                             622,467
Allowance for Doubtful Accounts                        (335,683)
                                         ----------------------
                                                        286,784
                                         ----------------------

Inventory
- -----------------------------------------

Inventory - Finished Goods                              169,889
Component Inventory                                     290,844
Reserve - Component Inventory                           (41,000)
Reserve for Pricing Adjustments                          37,365
Deferred Costs - Returns                                 86,282
                                         ----------------------
                                                        543,380
                                         ----------------------

Prepaid Expenses
- -----------------------------------------

Prepaid Expenses                                        170,748
Prepaid Taxes                                            14,466
Prepaid Postage (UPS)                                     7,472
Prepaid Payroll Expense                                       0
Advances and Loans - employees                            4,887
                                         ----------------------
                                                        197,573
                                         ----------------------

                                         ----------------------
Grand Total                                           2,241,764
                                         ======================

                                                EXHIBIT B

                                        Assumption of Liabilities

THE FOLLOWING INFORMATION IS BASED ON PROJECTIONS AND ESTIMATES THROUGH JUNE 30, 1996 AND IS SUBJECT TO REVISION FOLLOWING COMPLETION OF USUAL AND CUSTOMARY CLOSING PROCEDURES SUBSEQUENT TO JUNE 30, 1996.

         Category                  Approximate Amount        Detail Reference

Accounts Payable                         $642,000      See Supporting Schedule B-1
Short Term Debt - Merrill Lynch           750,000      See Supporting Schedule B-1
                                       ----------
Total                                  $1,392,000
                                       ==========

Liabilities assumed includes all liabilities incurred in the ordinary course of business since the date of the last balance sheet dated December 31, 1995.

Liabilities assumed also includes liabilities for goods and services rendered or received prior to June 30, 1996 but for which an invoice has not been received.

Liabilities assumed also includes existing lease obligation as denominated on the attached List of NWC Agreements, which include but are not limited to the following:

- -    Dana Commercial
- -    Pitney Bowes Credit Corp
- -    Select Leasing
- -    AT & T Capital Leasing Services
- -    Copelco Capital Inc.
- -    Trammel Crow Company

Liabilities assumed also includes obligations under license agreement, developer agreements, distributor agreements, customer agreement, trademark agreements, and other contracts acquired by 3DO, as denominated on the attached List of NWC Agreements.

Liabilities assumed include all liabilities arising on or after the close of business on June 30, 1996 incurred in the normal course of business and those related to lease obligations, license agreements, developer agreements, distributor agreements, customer agreements, trademark agreements and other contracts assumed by 3DO arising on or after the close of business on June 30, 1996.

                                    EXHIBIT B

                             Supporting Schedule B-1

                                                Projected Balance
                                         ------------------------
                                                                     NOTE:  THE INFORMATION HEREON
   Accounts Payable                                                  IS BASED ON PROJECTIONS AND
                                                                     ESTIMATES THROUGH JUNE 30, 1996
   A/P, Trade                                            513,613     AND IS SUBJECT TO REVISION
   Accrued Payables                                       50,000     FOLLOWING COMPLETION OF USUAL
   Sales Tax Liability - California                          349     AND CUSTOMARY CLOSING
   Sales Tax Liability - Florida                              82     PROCEDURES SUBSEQUENT TO
   Commission Payable                                     78,279     JUNE 30, 1996
   Garnishments                                             (254)
   Customer Refund Payable                                   (50)
   Accrued Vacation                                            0
   Deferred Income                                          (249)
                                         -----------------------
                                                         641,770
                                         -----------------------

   LOC
   ---
                                         -----------------------
   Line of Credit - Merrill Lynch                        750,000
                                         -----------------------


                                         -----------------------
   Total                                               1,391,770
                                         =======================

                                    EXHIBIT C

                              Financial Statements

                         [To be added at a later date.]

                                                EXHIBIT D

                                            Necessary Consents



Type of Agreement                     Third Party                          Name of Property (if applicable)
- -----------------                     -----------                          --------------------------------

Developer/License Agreement           Chip Johnson & Ray Tayek             Vegas Ent. Pack
Developer/License Agreement           Delta Tao Software                   Spaceward Ho! 4.x
Developer/License Agreement           Dreamers Guild                       Empire Deluxe for Mac
Developer/License Agreement           Dreamers Guild                       Vegas Games II
Developer/License Agreement           Hypnotix                             Wetlands
Developer/License Agreement
(Amendment Letter for change
of royalties)                         Hypnotix                             Wetlands
Developer/License Agreement           Magicode, Inc.                       Family Card Games
Developer/License Agreement           Phil Steinmeyer                      Heroes of M&M for Win95
Developer/License Agreement           Random Games                         Wages of War
Developer/License Agreement           StickMan Games                       Chaos Overloads
Developer/License Agreement           DreamForge                           D3
Developer/License Agreement           Phil Steinmeyer                      Heroes of M&M II
Developer/License Agreement           StickMan Games                       Tank Game
Developer/License Agreement           Magicode, Inc.                       Steller Vanguard
Developer/License Agreement           CATWare, Inc.                        Vegas Games Entertainment
                                                                           Pack for Win95
Lease Agreement                       Dana Commercial Credit
Lease Agreement                       Copelco Capital Inc.
Lease Agreement for 29800
Agoura Road, Suite 200, Agoura
Hills, California 91301               Trammel Crow Company
Lease Agreement for expansion
into 29800 Agoura Road, Suite
220, Agoura Hills, California
91301                                 Trammel Crow Company
Lease Agreement for expansion
into 29800 Agoura Road, Suite
205, Agoura Hills, California
91301                                 Trammel Crow Company
Playstation License Agreement         Sony
Tool Agreement                        Sony
Misc. Agreement                       Bill Fawcett & Assoc.                Xeen Saga
Misc. Agreement                       Delta Tao Software                   Spaceward Ho!
Misc. Agreement                       Dreamers Guild                       Inherit the Earth
Misc. Agreement                       Holistic Design                      Hammer of the Gods
Misc. Agreement                       Hurricane Graphics, Inc.             Subterrane
Misc. Agreement                       Phil Steinmeyer                      Blitzkreig
Misc. Agreement                       White Wolf Prod.                     Empire Deluxe
Misc. Agreement (Agreement on
foreign sublicense)                   White Wolf Prod.                     Empire Deluxe
Misc. Agreement (Agreement on
license of on-line version)           White Wolf Prod.                     Empire Deluxe
Misc. Agreement (Amendment
Letter on Section VII)                White Wolf Prod.                     Empire Deluxe
                                                                           Empire Deluxe, the Scenario

Misc. Agreement                       White Wolf                           Disk
Misc. Agreement                       White Wolf                           War!
Misc. Agreement (Amendment
Letter)                               White Wolf                           War!


                                    EXHIBIT E

                            Noncompetition Agreement

         This Noncompetition Agreement (the "Noncompetition Agreement") is made and rendered effective as of the 30th day of June 1996, by and among The 3DO Company, a Delaware corporation ("3DO"), having its principal office at 600 Galveston Drive, Redwood City, California; and NTN Communications, Inc., a Delaware corporation, having its principal office at 5966 La Place Court, Carlsbad, California 92008 ("NTN"); and New World Computing, Inc., a California corporation, having its principal office at 29800 Agoura Road, Suite 200, Agoura Hills, California 91301 ("NWC"), a wholly-owned subsidiary of NTN. NTN and NWC are collectively referred to in this Agreement as the "Selling Parties."

                                   WITNESSETH:

         WHEREAS, the Selling Parties have agreed to sell all of the assets and the business of NWC to 3DO pursuant to the terms and conditions of the Agreement of Purchase and Sale of Assets by and among 3DO and the Selling Parties dated June 28th, 1996; and

         WHEREAS, 3DO intends to continue the business of NWC in the form of a division of 3DO (the "3DO-NWC Division");

         NOW, THEREFORE, in conjunction with 3DO's purchase of the assets and the business of NWC and for good and valuable consideration, the sufficiency of which is hereby acknowledged, Selling Parties hereby agree as follows:

         1. Each Selling Party shall refrain from carrying on, directly or indirectly (either as a proprietor, partner, shareholder, agent, consultant, trustee, affiliate, or otherwise), any business competitive in any material respect with the business of the 3DO-NWC Division within the State of California and each of the counties within California and the states and countries listed on Exhibit A, attached hereto. It is hereby acknowledged and agreed that the 3DO-NWC Division will do substantial business in each of such territories. As used herein, the phrase "the business of the 3DO-NWC Division within" includes the carrying on of a business which may be located elsewhere but which involves sales or other activity within such county, state or country. For the purposes of this Agreement, the business of the 3DO-NWC Division shall include, the business of designing, developing, marketing, publishing, distributing, and otherwise exploiting interactive consumer entertainment software products which are graphically based that are distributed through CDROM and/or electronic networks and are hosted on personal computers and/or video game consoles.

         2. This Agreement shall continue in full force and effect until June 30, 1999.

         3. A business shall be deemed to be competitive with the 3DO-NWC Division if such business designs, develops, markets, publishes, distributes, or otherwise makes available consumer entertainment software products which are graphically based and which are delivered through CDROM and which are hosted on personal computers and/or video game consoles. Notwithstanding the above, a CDROM product which is designed, developed, marketed, published, distributed or otherwise made available by the Selling Parties shall not be deemed competitive with the 3DO-NWC Division if such product is related to a product which is developed and/or distributed by Selling Parties on a delivery platform other than CDROM which is also designed, developed, marketed, published, distributed or otherwise made available by Selling Parties (an "Affiliated Product"). It is hereby acknowledged and agreed that the 3DO-NWC Division's business plans at the time of this Agreement shall be construed so as to afford 3DO the widest possible protection permitted by applicable law, however, this Agreement shall not be construed in such a manner so as to preclude the Selling Parties from designing developing, marketing, publishing, distributing or otherwise making products available to multiple delivery platforms, which may include through CDROM, provided that such products are not competitive with the types of products developed and published by New World Computing, Inc. on CDROM prior to the Closing Date or that such products are Affiliated Products.

         4. Notwithstanding the foregoing, it shall not be a breach of the provisions of this Agreement for any Selling Party to own, as a passive investment, not more than five percent (5%) of the outstanding stock of a publicly held company engaged in any of the above activities.

         5. Each Selling Party understands and intends that the covenants and agreements set forth in this Agreement shall be construed as a series of separate covenants, one for each geographic area covered and, except for geographical coverage, each separate covenant shall be deemed identical in terms and conditions.

         6. Each Selling Party acknowledges and agrees that the creative concepts, methods, trade secrets, source code, user lists, marketing plans, pricing and cost information, and technical information of or concerning NWC (collectively, the "Confidential Information") are valuable and unique assets, and each Selling Party agrees that it shall not, without the prior written consent of 3DO, directly or indirectly, disclose to any third party or use for any purpose whatsoever, any Confidential Information or any other matter so designated as confidential.

         7. Each Selling Party acknowledges and agrees that the trade secrets and goodwill of NWC are NWC's most valuable assets established at substantial cost and effort. The diversion of or harm to the goodwill of NWC by reason of the breach of this Agreement would leave 3DO without an adequate remedy at law and would cause 3DO to suffer irreparable damage. Each Selling Party hereby covenants and agrees that, in addition to any other remedies available to 3DO at law or in equity, 3DO shall be entitled to the issuance of equitable relief, including, without limitation, temporary and permanent injunctive relief, to prevent the occurrence of any such damage from the breach or threatened breach of this Agreement, without the necessity of proving actual damages. Notwithstanding the foregoing, nothing herein shall be construed as prohibiting 3DO from pursuing any other remedies available to it for any breach or threatened breach, including recovery of damages from the Selling Parties.

         8. Each Selling Party knowingly and expressly waives any rights it might otherwise have to object to the enforcement of this Agreement under the law or public policy of any state, and covenants and agrees that this Agreement shall be governed by and construed under the laws of the State of California (excluding that body of law related to choice of laws), the principal place of business of both 3DO and NWC.

         9. Each Selling Party acknowledges and agrees that the scope of this Noncompetition Agreement, both as to duration and geography, is reasonable and necessary to protect the legitimate interest of 3DO arising from the trust, knowledge, relationships and Confidential Information developed by NWC which shall form the 3DO-NWC Division.

         10. If any legal action or proceeding at law or in equity arises between the parties regarding this Agreement, or regarding the rights and/or obligations of any of the parties hereto, then the prevailing party in any such action or proceeding shall be entitled to an award of its reasonable fees for attorneys and otherwise professionals and related expenses, in addition to any other remedy to which such party is otherwise entitled.

         11. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties with respect thereto. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. This Agreement shall be binding on and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

THE 3DO COMPANY

By: ______________________________
           Hugh Martin, Jr.
              President

SELLING PARTIES:

NTN COMMUNICATIONS, INC.

By:_______________________________
          Patrick J. Downs
    Chief Executive Officer and
        Chairman of the Board

NEW WORLD COMPUTING, INC.

By:_______________________________
           Jon Van Caneghem
               President

                                    EXHIBIT F

                          Requested Guarantor Releases

                                       43